As filed with the United States Securities and Exchange Commission on February 5, 2013

REGISTRATION STATEMENT NO. 333-172453

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Manhattan Bancorp

(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	20-5344927 (I.R.S. Employer Identification Number)

2141 Rosecrans Avenue, Suite 1100

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

Manhattan Bancorp 2007 Stock Option Plan

(Full title of the plan)

Terry L. Robinson

Chief Executive Officer

2141 Rosecrans Avenue, Suite 1100

El Segundo, California 90245

(Name and address of agent for service)

(310) 606-8000

(Telephone number, including area code, of agent for service)

With copies to:

Joshua A. Dean, Esq.
Bingham McCutchen LLP
600 Anton Boulevard, Suite 1800
Costa Mesa, California 92626
(714) 830-0617

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration Statement No. 333-172453) filed by Manhattan Bancorp (the “Registrant”) with the Securities and Exchange Commission on February 25, 2011 (the “Registration Statement”). The Registration Statement registered 438,260 shares of the Registrant’s common stock, no par value (“Common Stock”), for issuance by the Registrant under the Manhattan Bancorp 2007 Stock Option Plan.  The Registrant issued no shares of Common Stock under the Registration Statement.

In accordance with an undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister the 438,260 shares of Common Stock that were registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California on the 5th day of February, 2013.

MANHATTAN BANCORP

/s/ Terry L. Robinson
By:	Name: Terry L. Robinson
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director, Chairman of the Board	February 5, 2013
J. Grant Couch, Jr.

/s/ Terry L. Robinson	Chief Executive Officer and Director
Terry L. Robinson	(Principal Executive Officer)	February 5, 2013

/s/ Curt Christianssen	Interim Chief Financial Officer
Curt Christianssen	(Principal Financial and Accounting Officer)	February 5, 2013

*	Director	February 5, 2013
Chris W. Caras, Jr.

*	Director	February 5, 2013
Harry W. Chenoweth

*	Director	February 5, 2013
John D. Flemming

/s/ Gary C. Wallace	Director	February 5, 2013
Gary C. Wallace

/s/ James B. Jones	Director	February 5, 2013
James B. Jones

/s/ Louis P. Smaldino	Director	February 5, 2013
Louis P. Smaldino

*	Director	February 5, 2013
Stephen P. Yost

/s/ Michael A. Zoeller	Director	February 5, 2013
Michael A. Zoeller

* By:	/s/ Terry L. Robinson
Terry L. Robinson, Attorney in Fact

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